Exhibit 25.1

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WILMINGTON TRUST, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

16-1486454
(I.R.S. employer identification no.)

1100 North Market Street
Wilmington, DE 19890
(Address of principal executive offices)

Robert C. Fiedler
Vice President and Counsel
1100 North Market Street
Wilmington, Delaware 19890
(302) 651-8541
(Name, address and telephone number of agent for service)

BROADCOM CORPORATION
(Exact name of obligor as specified in its charter)

California	33-0480482
(State of incorporation)	(I.R.S. employer identification no.)

5300 California Avenue	92617-3038
Irvine, California	(Zip Code)
(Address of principal executive offices)

1.500% Senior Notes due 2013
2.375% Senior Notes due 2015
(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)  Name and address of each examining or supervising authority to which it is subject.

     Comptroller of Currency, Washington, D.C.

     Federal Deposit Insurance Corporation, Washington, D.C.

(b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 16.	LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1. A copy of the Charter for Wilmington Trust, National Association, incorporated by reference to Exhibit 1 of Form T-1.

2. The authority of Wilmington Trust, National Association to commence business was granted under the Charter for Wilmington Trust, National Association, incorporated herein by reference to Exhibit 1 of Form T-1.

3. The authorization to exercise corporate trust powers was granted under the Charter for Wilmington Trust, National Association, incorporated herein by reference to Exhibit 1 of Form T-1.

4. A copy of the existing By-Laws of Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of form T-1.

5. Not applicable.

6. The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1.

7. Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Guilford and State of Connecticut on the 18th day of July, 2011.

WILMINGTON TRUST,
NATIONAL ASSOCIATION

By:	/s/ Joseph P. O’Donnell
Name:     Joseph P. O’Donnell

Title:	Vice President

EXHIBIT 1

CHARTER OF WILMINGTON TRUST, NATIONAL ASSOCIATION

ARTICLES OF ASSOCIATION
OF
WILMINGTON TRUST, NATIONAL ASSOCIATION

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following articles of association:

FIRST.  The title of this association shall be Wilmington Trust, National Association.

SECOND.  The main office of the association shall be in the City of Wilmington, County of New Castle, State of Delaware. The general business of the association shall be conducted at its main office and its branches.

THIRD.  The board of directors of this association shall consist of not less than five nor more than twenty-five persons, unless the OCC has exempted the bank from the 25-member limit. The exact number is to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with an aggregate par, fair market or equity value $1,000. Determination of these values may be based as of either (i) the date of purchase or (ii) the date the person became a director, whichever value is greater. Any combination of common or preferred stock of the association or holding company may be used.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which:

(1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or

(2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25, unless the OCC has exempted the bank from the 25-member limit.

Directors shall be elected for terms of one year and until their successors are elected and qualified. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH.  There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or, if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed, or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the time, place and purpose of a shareholders’ meeting shall be given to the shareholders by first class mail, unless the OCC determines that an emergency circumstance exists. The sole shareholder of the bank is permitted to waive notice of the shareholders’ meeting.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares such shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1) The name and address of each proposed nominee.

(2) The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4) The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove the director, when notice of the meeting stating that the purpose or one of the purposes is to remove the director is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.

FIFTH.  The authorized amount of capital stock of this association shall be ten thousand shares of common stock of the par value of one hundred dollars ($100) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix. Preemptive rights also must be approved by a vote of holders of two-thirds of the bank’s outstanding voting shares.

Unless otherwise specified in these articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in these articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

Shares of one class or series may be issued as a dividend for shares of the same class or series on a pro rata basis and without consideration. Shares of one class or series may be issued as share dividends for a different class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued, unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date authorized by the board of directors for the share dividend.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may: (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association’s stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH.  The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors’ and shareholders’ meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

(1) Define the duties of the officers, employees, and agents of the association.

(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4) Dismiss officers and employees.

(5) Require bonds from officers and employees and to fix the penalty thereof.

(6) Ratify written policies authorized by the association’s management or committees of the board.

(7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8) Manage and administer the business and affairs of the association.

(9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

(10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

(11) Make contracts.

(12) Generally perform all acts that are legal for a board of directors to perform.

SEVENTH.  The board of directors shall have the power to change the location of the main office to any other place within the limits of Wilmington, Delaware, without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the stock of such association for a relocation outside such limits and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Wilmington Delaware, but not more than 30 miles beyond such limits. The board of directors shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without approval of shareholders, subject to approval by the Comptroller of the Currency.

EIGHTH.  The corporate existence of this association shall continue until termination according to the laws of the United States.

NINTH.  The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than 50 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given at least 10 days prior to the meeting by first-class mail, unless the OCC determines that an emergency circumstance exists. If the association is a wholly-owned subsidiary, the sole shareholder may waive notice of the shareholders’ meeting. Unless otherwise provided by the bylaws or these articles, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

TENTH.  For purposes of this Article Tenth, the term “institution-affiliated party” shall mean any institution-affiliated party of the association as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association, then the association shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The association shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the board of directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the association in advance of the final disposition of such action or proceeding upon (a) a determination by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the bank in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the association will not adversely affect the safety and soundness of the association, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given under these articles of association may be paid by the association in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these articles of association and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the board of directors or, if applicable, the stockholders, shall not be required to find that the institution-affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Article Tenth have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the board of directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the board shall authorize independent legal counsel to review the indemnification request and provide the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Article Tenth have been met. If legal counsel opines that said conditions have been met, the board of directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in these articles of association (a) shall be available with respect to events occurring prior to the adoption of these articles of association, (b) shall continue to exist after any restrictive amendment of these articles of association with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the association and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these articles of association shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in these articles of association, the bylaws, a resolution of stockholders, a resolution of the board of directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these articles of association shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the association or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Article Tenth or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article Tenth shall remain fully enforceable.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these articles of association; provided, however, that no such insurance shall include coverage to pay or reimburse any institution-affiliated party for the cost of any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency. Such insurance may, but need not, be for the benefit of all institution-affiliated parties.

ELEVENTH.  These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association’s board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

In witness whereof, we have hereunto set our hands this day of           2011.

Robert J. Bodjak

Mark J. Czarnecki

Rene F. Jones

Kevin J. Pearson

Michael P. Pinto

EXHIBIT 4

BY-LAWS OF WILMINGTON TRUST, NATIONAL ASSOCIATION

BYLAWS
OF
WILMINGTON TRUST, NATIONAL ASSOCIATION

ARTICLE I

Meetings of Shareholders

Section 1.  Annual Meeting.  The annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting shall be held at the main office of the association, Rodney Square North, 1100 Market Street, City of Wilmington, State of Delaware, at 1:00 o’clock p.m. on the first Tuesday in March of each year, or at such other place and time as the board of directors may designate, or if that date falls on a legal holiday in Delaware, on the next following banking day. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares. In these circumstances, at least 10 days’ notice must be given by first class mail to shareholders.

Section 2.  Special Meetings.  Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than fifty percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the board of directors to amend the articles of association or bylaws, whether or not such bylaws may be amended by the board of directors in the absence of shareholder approval.

If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. If, however, the meeting to elect the directors is adjourned before the election takes place, at least ten days’ notice of the new election must be given to the shareholders by first-class mail.

Section 3.  Nominations of Directors.  Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1) The name and address of each proposed nominee;

(2) The principal occupation of each proposed nominee;

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee;

(4) The name and residence of the notifying shareholder; and

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 4.  Proxies.  Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 5.  Quorum.  A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Article IX, Section 2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Article IX, Section 2. If a meeting for the election of directors is not held on the fixed date, at least 10 days’ notice must be given by first-class mail to the shareholders.

ARTICLE II

Directors

Section 1.  Board of Directors.  The board of directors shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board of directors.

Section 2.  Number.  The board of directors shall consist of not less than five nor more than twenty-five members, unless the OCC has exempted the bank from the 25-member limit. The exact number within such minimum and maximum limits is to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any meeting thereof.

Section 3.  Organization Meeting.  The secretary or treasurer, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association, or at such other place in the cities of Wilmington, Delaware or Buffalo, New York, to organize the new board of directors and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 4.  Regular Meetings.  The Board of Directors may, at any time and from time to time, by resolution designate the place, date and hour for the holding of a regular meeting, but in the absence of any such designation, regular meetings of the board of directors shall be held, without notice, on the first Tuesday of each March, June and September, and on the second Tuesday of each December at the main office or other such place as the board of directors may designate. When any regular meeting of the board of directors falls upon a holiday, the meeting shall be held on the next banking business day unless the board of directors shall designate another day.

Section 5.  Special Meetings.  Special meetings of the board of directors may be called by the Chairman of the Board of the association, or at the request of two or more directors. Each member of the board of directors shall be given notice by telegram, first class mail, or in person stating the time and place of each special meeting.

Section 6.  Quorum.  A majority of the entire board then in office shall constitute a quorum at any meeting, except when otherwise provided by law or these bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors present at the meeting is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Article II, Section 7. If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

Section 7.  Meetings by Conference Telephone.  Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board or committees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

Section 8.  Procedures.  The order of business and all other matters of procedure at every meeting of the board of directors may be determined by the person presiding at the meeting.

Section 9.  Removal of Directors.  Any director may be removed for cause, at any meeting of stockholders notice of which shall have referred to the proposed action, by vote of the stockholders. Any director may be removed without cause, at any meeting of stockholders notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the Corporation entitled to vote. Any director may be removed for cause, at any meeting of the directors notice of which shall have referred to the proposed action, by vote of a majority of the entire Board of Directors.

Section 10.  Vacancies.  When any vacancy occurs among the directors, a majority of the remaining members of the board of directors, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board of directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board of directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose in conformance with Section 2 of Article I. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

ARTICLE III

Committees of the Board

The board of directors has power over and is solely responsible for the management, supervision, and administration of the association. The board of directors may delegate its power, but none of its responsibilities, to such persons or committees as the board may determine.

The board of directors must formally ratify written policies authorized by committees of the board of directors before such policies become effective. Each committee must have one or more member(s), and who may be an officer of the association or an officer or director of any affiliate of the association, who serve at the pleasure of the board of directors. Provisions of the articles of association and these bylaws governing place of meetings, notice of meeting, quorum and voting requirements of the board of directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the board of directors.

Section 1.  Loan Committee.  There shall be a loan committee composed of not less than 2 directors, appointed by the board of directors annually or more often. The loan committee, on behalf of the bank, shall have power to discount and purchase bills, notes and other evidences of debt, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the board of directors is not in session, all other powers of the board of directors that may lawfully be delegated. The loan committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board of directors with respect thereto shall be entered in the minutes of the board of directors.

Section 2.  Investment Committee.  There shall be an investment committee composed of not less than 2 directors, appointed by the board of directors annually or more often. The investment committee, on behalf of the bank, shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board of directors is not in session, all other powers of the board of directors regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board of directors with respect thereto shall be entered in the minutes of the board of directors.

Section 3.  Examining Committee.  There shall be an examining committee composed of not less than 2 directors, exclusive of any active officers, appointed by the board of directors annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board of directors at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board of directors such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

Notwithstanding the provisions of the first paragraph of this section, the responsibility and authority of the Examining Committee may, if authorized by law, be given over to a duly constituted audit committee of the association’s parent corporation by a resolution duly adopted by the board of directors.

Section 4.  Trust Audit Committee.  There shall be a trust audit committee in conformance with Section 1 of Article V.

Section 5.  Other Committees.  The board of directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the board of directors may determine. However, a committee may not:

(1) Authorize distributions of assets or dividends;

(2) Approve action required to be approved by shareholders;

(3) Fill vacancies on the board of directors or any of its committees;

(4) Amend articles of association;

(5) Adopt, amend or repeal bylaws; or

(6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Section 6.  Committee Members’ Fees.  Committee members may receive a fee for their services as committee members and traveling and other out-of-pocket expenses incurred in attending any meeting of a committee of which they are a member. The fee may be a fixed sum to be paid for attending each meeting or a fixed sum to be paid quarterly, or semiannually, irrespective of the number of meetings attended or not attended. The amount of the fee and the basis on which it shall be paid shall be determined by the Board of Directors.

ARTICLE IV

Officers and Employees

Section 1.  Chairperson of the Board.  The board of directors shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board of directors; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the board of directors.

Section 2.  President.  The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairperson, the president shall preside at any meeting of the board of directors. The president shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors.

Section 3.  Vice President.  The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

Section 4.  Secretary.  The board of directors shall appoint a secretary, treasurer, or other designated officer who shall be secretary of the board of directors and of the association and who shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of treasurer, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

Section 5.  Other Officers.  The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant treasurers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the board of directors, the chairperson of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

Section 6.  Tenure of Office.  The president and all other officers shall hold office for the current year for which the board of directors was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

Section 7.  Resignation.  An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V

Fiduciary Activities

Section 1.  Trust Audit Committee.  There shall be a Trust Audit Committee composed of not less than 2 directors, appointed by the board of directors, which shall, at least once during each calendar year make suitable audits of the association’s fiduciary activities or cause suitable audits to be made by auditors responsible only to the board, and at such time shall ascertain whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. annually or more often. Such committee: (1) must not include any officers of the bank or an affiliate who participate significantly in the administration of the bank’s fiduciary activities; and (2) must consist of a majority of members who are not also members of any committee to which the board of directors has delegated power to manage and control the fiduciary activities of the bank.

Section 2.  Fiduciary Files.  There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 3.  Trust Investments.  Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and applicable law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.

ARTICLE VI

Stock and Stock Certificates

Section 1.  Transfers.  Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to such shareholder’s shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings and related matters and to protect it against fraudulent transfers.

Section 2.  Stock Certificates.  Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed) and shall be signed manually or by facsimile process by the secretary, assistant secretary, treasurer, assistant treasurer, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

(1) The types of nominees to which it applies;

(2) The rights or privileges that the association recognizes in a beneficial owner;

(3) How the nominee may request the association to recognize the beneficial owner as the shareholder;

(4) The information that must be provided when the procedure is selected;

(5) The period over which the association will continue to recognize the beneficial owner as the shareholder;

(6) Other aspects of the rights and duties created.

ARTICLE VII

Corporate Seal

Section 1.  Seal.  The seal of the association shall be in such form as may be determined from time to time by the board of directors. The president, the treasurer, the secretary or any assistant treasurer or assistant secretary, or other officer thereunto designated by the board of directors shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE VIII

Miscellaneous Provisions

Section 1.  Fiscal Year.  The fiscal year of the association shall be the calendar year.

Section 2.  Execution of Instruments.  All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the board, or the president, or any vice president, or the secretary, or the treasurer, or, if in connection with the exercise of fiduciary powers of the association, by any of those offices or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 2 are supplementary to any other provision of these bylaws.

Section 3.  Records.  The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board of directors shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, treasurer or other officer appointed to act as secretary of the meeting.

Section 4.  Corporate Governance Procedures.  To the extent not inconsistent with federal banking statutes and regulations, or safe and sound banking practices, the association may follow the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter) with respect to matters of corporate governance procedures.

Section 5.  Indemnification.  For purposes of this Section 5 of Article VIII, the term “institution-affiliated party” shall mean any institution-affiliated party of the association as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association, then the association shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The association shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the board of directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the association in advance of the final disposition of such action or proceeding upon (a) a determination by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the bank in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the association will not adversely affect the safety and soundness of the association, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given under these articles of association may be paid by the association in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these bylaws and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the board of directors or, if applicable, the stockholders, shall not be required to find that the institution-affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the board of directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the board shall authorize independent legal counsel to review the indemnification request and provide the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If legal counsel opines that said conditions have been met, the board of directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in these articles of association (a) shall be available with respect to events occurring prior to the adoption of these bylaws, (b) shall continue to exist after any restrictive amendment of these bylaws with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the association and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these bylaws shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution-affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in the association’s articles of association, these bylaws, a resolution of stockholders, a resolution of the board of directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these bylaws shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the association or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Section 5 of Article VIII or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Section 5 of Article VIII shall remain fully enforceable.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these bylaws; provided, however, that no such insurance shall include coverage for a final order assessing civil money penalties against such persons by a bank regulatory agency. Such insurance may, but need not, be for the benefit of all institution affiliated parties.

ARTICLE IX

Inspection and Amendments

Section 1.  Inspection.  A copy of the bylaws of the association, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

Section 2.  Amendments.  The bylaws of the association may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below, and provided that the following language accompany any such change.

I,          , certify that: (1) I am the duly constituted (secretary or treasurer) of and secretary of its board of directors, and as such officer am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the association, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature on this   day of          .

(Secretary or Treasurer)

The association’s shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by the board of directors.

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

WILMINGTON TRUST,
NATIONAL ASSOCIATION

By:	/s/ Joseph P. O’Donnell
Name:     Joseph P. O’Donnell

Title:	Vice President

Dated: July 18, 2011

EXHIBIT 7

REPORT OF CONDITION

WILMINGTON TRUST, NATIONAL ASSOCIATION

As of the close of business on March 31, 2011*:

ASSETS	Thousands of Dollars
Cash, Deposits & Investment Securities:	1,192,582
Mortgage back Securities:	1,074
Mortgage Loans:	512,298
Non-Mortgage Loans:	403,480
Repossessed Assets:	5,036
Federal Home Loan Bank Stock	6,008
Office Premises and Equipment:	16,137
Other Assets:	161,761
Total Assets:	2,298,376

LIABILITIES	Thousands of Dollars
Deposits	1,869,259
Escrows	705
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	10,597
Other Liabilities and Deferred Income:	155,192
Total Liabilities	2,035,753
EQUITY CAPITAL	Thousands of Dollars
Common Stock	299,529
Unrealized Gains (Losses) on Certain Securities	(33)
Retained Earnings	(36,873)
Other Components of Equity Capital	0
Total Equity Capital	262,623
Total Liabilities and Equity Capital	2,298,376

*	The information set forth in this Exhibit 7 reflects the Report of Condition for Wilmington Trust FSB, a federal savings bank, as of the close of business on March 31, 2011, which date is prior to Wilmington Trust FSB’s merger, via certain intermediary steps, into Wilmington Trust, National Association on July 1, 2011.